Code of Ethics

Applicable Entities / Rules

Applicable Entities:	Enterprise-wide policy, including American Century Investment Management, Inc., Registered Investment Companies, Schedule A, American Century Investment Services, Inc., American Century Services, LLC
Statutory/Regulatory:	Investment Company Act § 17(j), Rule 17j-1; Investment Advisers Act § 204A, 206, Rule 204A-1 and 204-2(12)
Effective Date(s):	October 29, 1999, Last Revised August 31, 2026
Policy or Summary:	Policy
Related Summary:	Code of Ethics Policies and Procedures
Related Documents:	Business Code of Conduct; Insider Trading Policy

Policy updated: August 31, 2026
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Code of Ethics

Snapshot of the Policy
The Code of Ethics is a comprehensive policy which provides the standards for personal investing by American Century Investments (ACI) employees. Each employee has a Code of Ethics classification based on their job responsibilities and the ability to access nonpublic information about ACI client portfolios’ security holdings and trading activities. The restrictions on personal investing contained in the Code vary by classification. The Code of Ethics also applies to accounts and securities that ACI employees beneficially own (i.e., owned by immediate family sharing your household, your domestic partner, or accounts for which you have trading authority or power of attorney, etc.).

It is important that you understand the Code and the restrictions on personal investing. These restrictions may include preclearance of trades and reporting of transactions and holdings, including for exchange traded funds (ETFs) and reportable mutual funds. This page contains a summary of the Code requirements. Please review the full text of the Code to fully understand your responsibilities. Contact Compliance if you have questions about the policy and how it applies to your situation.

StarCompliance is the compliance reporting system for performing your duties under the Code. All reporting and preclearance activities are performed in StarCompliance.
Requirements for All Employees
Non-Access Persons, Access Persons, Investment Persons, and Portfolio Persons must
•Place our client’s interest first
•Comply with federal securities laws
•Report violations to Compliance
•Acknowledge that you have read and understand the Code of Ethics
•Link reportable brokerage accounts and reportable mutual fund accounts in StarCompliance
•Comply with the principles of personal investing, the short-term trading restrictions for ACI client portfolios and the Event-Based Contract restrictions
•Obtain written approval to enter into an arrangement or agreement that could create a conflict of interest with ACI activities (i.e. serving on the board of directors of a publicly traded company)
Requirements for Access, Investment and Portfolio Persons
Access Persons, Investment Persons, Portfolio Persons must
•Disclose holdings within 10 days of designation and annually, thereafter
•Disclose personal security transactions on a quarterly basis
•Disclose conflicts of interest annually
•Obtain approval (preclearance) to trade in reportable securities
•Obtain approval to transact in an affiliated, self-indexed ETF if you are a member of the Global Analytics team or the Index Governance Committee (including non-voting members)
Trading Prohibitions for Investment and Portfolio Persons
•Investment Persons and Portfolio Persons cannot participate in an Initial Public Offering.
•Investment Persons and Portfolio Persons cannot profit on short-term reportable security trades within 60 calendar days.

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•Portfolio Persons cannot trade in a security, or a related security, within seven days before and after transactions of a client portfolio you manage.
•Portfolio Persons cannot sell a security, or a related security which is held by your assigned client portfolio or buy a security held as a short position in your assigned funds.
•Portfolio Persons that manage a Semi-Transparent Active Exchange Traded Fund (STA ETF) are required to obtain pre-approval prior to trading in shares of the STA ETF. They are restricted from selling shares of a STA ETF that they manage within 30 days after purchase.

I.Purpose of Code
The Code of Ethics guides the personal investment activities of American Century Investments (ACI) employees (including full and part-time employees, contract and temporary employees, officers and directors), and members of their immediate family.1 The Code of Ethics aids in the elimination and detection of personal securities transactions by employees that might be viewed as fraudulent or might conflict with the interests of our client portfolios. Such transactions may include, without limitation:
•the misuse of client trading information for personal benefit (including so-called “front-running”),
•the misappropriation of investment opportunities that may be appropriate for client portfolios, and
•excessive personal trading that may affect our ability to provide services to our clients.
Violations of this Code must be promptly reported to the Chief Compliance Officer.

1 The directors or trustees of Fund Clients who are not “interested persons” (the “Independent Directors”) are covered under a separate Code applicable only to them.

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II.Why Do We Have a Code of Ethics?
A.    Investors have placed their trust in ACI
As an investment adviser, ACI is entrusted with the assets of our clients for investment purposes. Our employees’ personal trading activities and the administration of the Code are governed by these general fiduciary principles:
•The interests of our clients must be placed before our own.
•Any personal securities transactions must be conducted consistent with this Code and in a manner as to avoid even the appearance of a conflict of interest.
Complying with these principles is how we earn and keep our clients’ trust. To protect this trust, we will hold ourselves to the highest ethical standards.
B.    ACI wants to give you flexible investing options
Management believes that ACI’s own mutual funds, ETFs and other pooled investment vehicles provide a broad range of investment alternatives in virtually every segment of the securities market. We encourage ACI employees to use these vehicles for their personal investments. We do not encourage active trading by our employees. We recognize, however, that individual needs differ and that there are other attractive investment opportunities. As a result, this Code is intended to give you and your family flexibility to invest, without jeopardizing relationships with our clients.
Our employees are able to undertake personal transactions in stocks and other individual securities subject to the terms of this Code. All employees are required to report their personal transactions in securities owned by them and in beneficially owned securities under this Code. Additionally, Portfolio, Investment and Access Persons are required to receive preclearance of transactions and further limitations are placed on the transactions of Portfolio and Investment Persons.
C.    Regulations require that we have a Code of Ethics
The Investment Company Act of 1940 and the Investment Advisers Act of 1940, and other governmental regulations, require that we have safeguards in place to prevent personal investment activities that might take inappropriate advantage of our fiduciary position. These safeguards are embodied in this Code of Ethics.2
2 Rule 17j-1 under the Investment Company Act of 1940 and Rule 204A-1 under the Investment Advisers Act of 1940 serve as a basis for much of what is contained in this Code of Ethics.

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III.Does the Code of Ethics Apply to You?
Yes! All ACI employees and contract personnel must observe the principles contained in this Code of Ethics. This Code applies to your personal investments, as well as those for which you are a beneficial owner. However, there are different requirements for different categories of employees. The category in which you have been placed generally depends on your job function, although circumstances may prompt us to place you in a different category. The range of categories is as follows:

Fewest Restrictions	Most Restrictions
Non-Access Person Access Person Investment Person Portfolio Person
The standard profile for each of the categories is described below:
A.    Portfolio Persons
Portfolio Persons include portfolio managers and equity investment analysts and any other Investment Persons (as defined below) with authority to enter purchase/sale orders on behalf of client portfolios.
B.    Investment Persons
Investment Persons include:
•any persons that are involved in or have access to client portfolio securities trading, securities recommendations, or portfolio holdings or are involved in making securities recommendations that are nonpublic, and
•any officers and directors of an investment adviser.
C.    Access Persons
Access Persons are persons who, in connection with their regular function and duties, consistently obtain information regarding current purchase and sale recommendations and daily transaction and holdings information concerning client portfolios. Examples of persons that may be considered Access Persons include
•persons who are directly involved in the execution, clearance, and settlement of purchases and sales of securities (e.g. certain investment operations personnel),
•persons whose function requires them to evaluate trading activity on a real-time basis (e.g. attorneys, accountants, portfolio compliance personnel),

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•persons who assist in the design, implementation, and maintenance of investment management technology systems (e.g. certain I/T personnel, including contractors),
•support staff and supervisors of the above if they are required to obtain such information as a part of their regular function and duties,
•officers or "interested" director of our Fund Clients, and
•members of the Index Governance Committee for affiliated ETFs (including non-voting members).
Single, infrequent, or inadvertent instances of access to current recommendations or real-time trading information or the opportunity to obtain such information through casual observance or bundled data security access may not be sufficient to qualify you as an Access Person.
D.    Non-Access Persons
If you are an ACI officer, director, or employee and you do not fit into any of the above categories, you are a Non-Access Person. Contractors and temporary employees may be considered Non-Access Persons depending on your role. While your trading is not subject to preclearance and other restrictions applicable to Portfolio, Investment, and Access Persons, you are still subject to the remaining provisions of the Code.
IV.Restrictions on Personal Investing Activities
A.    Principles of Personal Investing
All ACI employees, officers, and directors, and members of your immediate family, must comply with the federal securities laws and other governmental rules and regulations, and maintain ACI’s high ethical standards when making personal securities transactions. You and members of your immediate family must not misuse nonpublic information about any client holdings or contemplated, pending, or completed portfolio transactions for your personal benefit or the benefit of others. Likewise, you may not cause a client portfolio to take action, or fail to take action, for your personal benefit.
In addition, investment opportunities appropriate for client portfolios should not be retained for the personal benefit of yourself or others. Investment opportunities arising as a result of ACI investment management activities must first be considered for inclusion in our client portfolios.
B.    Trading on Inside Information
Federal law prohibits trading on material nonpublic information. Examples of potentially material nonpublic information include confidential information received by employees

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regarding securities that are current or potential portfolio investments. You are expected to abide by the highest ethical and legal standards in conducting your personal investment activities.
As set forth in ACI’s Insider Trading Policy, under certain circumstances, an employee may be granted permission to serve as a director, trustee or officer of an outside private or public company.  If approved to join the board of directors of such company, the employee is required to abide by ACI’s Code of Ethics and related policies, as well as such company’s code of ethics or similar rules, including any requirement to abide by trading windows.  In such case, the employee must obtain preclearance approval from Compliance prior to trading the outside company’s stock.
For more information regarding what to do when you believe you are in possession of material nonpublic information, please consult ACI’s Insider Trading Policy.
C. Trading in ACI Open-End Mutual Funds
Excessive, short-term trading of ACI open-end mutual funds and other abusive trading practices (such as time zone arbitrage) may disrupt portfolio management strategies and harm fund performance. These practices can cause funds to maintain higher-than-normal cash balances and incur increased trading costs. Short-term and other abusive trading strategies can also cause unjust dilution of shareholder value if such trading is based on information not accurately reflected in the price of the fund.
You may not engage in short-term trading or other abusive trading strategies with respect to any ACI open-end mutual fund client portfolio. For purposes of this Code, “ACI open-end mutual fund client portfolios” include any open-end mutual fund or variable annuity, advised or subadvised by ACI.3
Seven-Day Holding Period. You will be deemed to have engaged in short-term trading if you have purchased shares or otherwise invested in a variable-priced (non-money market) ACI open-end mutual fund client portfolio and redeem shares or otherwise withdraw assets from that portfolio within seven days. In other words, if you make an investment in an ACI open-end mutual fund client portfolio, you may not redeem shares from that fund before the completion of the seventh day following the purchase date.
Limited Trading Within 30 Days. We realize that abusive trading is not limited to a seven-day window. As a result, we may deem the sale of all or a substantial portion of an employee’s purchase in an ACI open-end mutual fund client portfolio to be abusive if the sale is made within 30 days, and it happens more than once every rolling twelve months.

These trading restrictions are applicable to any account for which you have the authority to direct trades or of which you are a beneficial owner, including brokerage accounts, ACI
3 See Schedule A for a list of Fund Clients. See Schedule B for a list of subadvised funds.

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Personal Financial Solutions (PFS) accounts, retirement plans, subadvised accounts, or accounts held through an intermediary.
Transactions NOT Subject to Limitations. Automatic investments such as AMIs, dividend reinvestments, employer plan contributions, and payroll deductions are not considered transactions for purposes of the holding requirements. Redemptions in variable-priced funds that allow check writing privileges or trusts used as cash instruments in the retirement plan will not be considered redemptions for purposes of the holding requirements.
Information to be Provided. You may be required to provide certain information regarding mutual fund accounts beneficially owned by you and transactions in reportable mutual funds. See the Reporting Requirements for your applicable Code of Ethics classification.
D. Trading Event-Based Contracts
An “Event-Based Contract” is any contract, derivative, swap, option, or instrument, whether exchange-traded (e.g. Kalshi) or over-the-counter, that provides a payout based on the occurrence, non-occurrence, or outcome of a real-world event, including but not limited to political events, economic data releases, regulatory actions, litigation outcomes, corporate actions, or other factual determinations, regardless of whether such contract references a specific issuer, that is not considered a security under U.S. securities law.
You and members of your immediate family may not engage in transactions in Event-Based Contracts that relate to:
•American Century Investments, the Stowers Institute for Medical Research, American Century or Avantis products or the American Century Championship; or
•Nonpublic information you obtained through your employment, client relationships or other professional activity.
At least annually, you will be required to certify compliance with these Event-Based Contracts restrictions.

E.    Preclearance of Personal Securities Transactions
[Portfolio, Investment, and Access Persons]
Preclearance of personal securities transactions allows ACI to prevent certain trades that may conflict with client trading activities. The nature of securities markets makes it impossible to predict all conflicts. As a consequence, even trades that are precleared can result in potential conflicts between your trades and those affected for client portfolios. You are responsible for avoiding such conflicts with any client portfolios for which you

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make investment recommendations. You have an obligation to ACI and its clients to avoid even a perception of a conflict of interest with respect to personal trading activities.
All Portfolio, Investment, and Access Persons must comply with the following preclearance procedures prior to entering into (i) the purchase or sale of a security for your own account or (ii) the purchase or sale of a security for an account for which you are a beneficial owner.4
All preclearance requests should be submitted in StarCompliance. Refer to “Appendix 4: How the preclearance process works.” for more information.
1.    Is the security a “Code-Exempt Security” or a “Prohibited Security” listed in Appendix 3?
If the security is listed on the Code-Exempt Security list, you may execute the transaction without preclearance.
If the security is listed on the Prohibited Security list, you may not execute the transaction.
If the security is not on either list, then you must obtain preclearance (Proceed to Step 2).
2.    Submit a Trade Request in StarCompliance. You will be required to enter the following information, correctly:
•Security name and/or security identifier (Ticker symbol, CUSIP, etc.)
•Broker and account number used for the transaction;
•Transaction type
•Quantity (number of shares or par value)
•Price
•Trade Amount will be calculated based on the Quantity and Price entered. (Your actual transaction amount must be less than or equal to the value entered on your Trade Request.)
3.    The request will be reviewed through our preclearance process. You will receive an e-mail informing you of your approval or denial.
4 See Appendix 2 for an explanation of beneficial ownership.

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4.    If you receive approval for your trade request,5 you may execute the approved transaction the day your preclearance is approved and the following business day (the “Preclearance Period”). For example, if preclearance is granted at 3:00 p.m. on Wednesday, you have until the close of the market on Thursday to execute the trade. If you do not execute the approved transaction within the Preclearance Period, you must repeat the preclearance procedure prior to executing the transaction.
ACI reserves the right to restrict the purchase or sale by Portfolio, Investment, and Access Persons of any security at any time. Such restrictions are imposed through the use of a Restricted List that will cause StarCompliance to deny the approval of preclearance to transact in the security. Securities may be restricted for a variety of reasons including without limitation the possession of material nonpublic information by ACI or its employees.
Private Investments.
Before you personally acquire any securities in a private placement, private equity fund, venture capital fund or any other private fund (including any private fund managed by American Century Private Investment), you must first request and obtain preclearance by entering your request in StarCompliance to acquire such securities.
F.    Additional Trading Restrictions
[Portfolio and Investment Persons]
Participation in the investment management of a client portfolio or participation on a committee that reviews certain types of information potentially increases the risk of a conflict of interest between an employee’s personal trading and the use of client information. In order to mitigate this risk, Portfolio and Investment Persons are subject to additional trading restrictions. If these restrictions apply to your preclearance request, it will not be approved through the de minimis process. Preclearance should be submitted in StarCompliance following the instructions in Appendix 4.
1.    Initial Public Offerings. You may not acquire securities issued in an initial public offering.
2.    60-Day Rule (Short-Term Trading Profits). You may not profit from any purchase and sale, or sale and purchase, of the same (or equivalent) securities other than code-exempt securities within sixty (60) calendar days.
G.    Seven-Day Blackout Period
[Portfolio Persons]
5 See Appendix 4 for a description of the preclearance process.

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Portfolio Persons should avoid even the appearance of a conflict of interest between your own personal security transactions and those of client portfolios to which you are assigned (“Client Portfolios”), including trading in securities that are traded in a Client Portfolio before or after your personal transaction. If you are a Portfolio Person, you may not purchase or sell a security, or a related security, other than a code exempt security during the seven (7) calendar days after it has been traded in a Client Portfolio through the trade-order system. You may also be prohibited from trading that security before it is traded in a Client Portfolio depending on the circumstances surrounding both trades.
If you transact in a security of an issuer that is later traded in a Client Portfolio within seven days, your personal transaction will be reviewed by the Code of Ethics Review Committee to determine whether a violation has occurred and if any appropriate action should be taken (e.g. disgorgement of any personal profits). This possible prohibition should never impact whether the security should be traded in the Client Portfolio as that decision should always be made in the best interests of the Client Portfolio and independent of the Portfolio Person’s earlier transaction in a security of the same issuer during the blackout period.
H.    Securities Held in Your Funds
[Portfolio Persons]
Personally investing in the same securities held by the client portfolios you are assigned to may result in a conflict of interest. To mitigate this risk, you may not sell a security, or a related security in which your client portfolio has a long position or purchase a security, or a related security, in which your client portfolio has a short position without an exemption from this Code.
I.     Trading in Semi-Transparent Active ETFs (STA ETF)
[Portfolio Persons]
Trading shares of an ACI STA ETF while in possession of information regarding STA ETF security transactions not fully disseminated in the market is prohibited. As a result, you are required to obtain preclearance to transact in the STA ETFs for which you have portfolio manager or trade order authority assigned through the order-trade system. You will only be allowed to execute the trade on the day following your approved preclearance. In addition, you are limited from selling shares of the STA ETF for 30 calendar days after your last purchase.
J.    Trading in Affiliated Self-Indexed ETFs
[Certain Members of the Global Analytics Team and the Index Governance Committee]
Trading shares of an ACI Self-Indexed ETF while in possession of nonpublic information about the index is prohibited. If you are member of the Global Analytics Team responsible

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for creating indexes or the Index Governance Committee (including non-voting members), you are required to preclear your transactions in an affiliated Self-Indexed ETF. You will only be allowed to execute the trade on the sixth business day after your preclearance request.
V.Reporting Requirements
You are required to file complete, accurate, and timely reports of all required information under this Code. All reported information is subject to review for indications of abusive trading, misappropriation of information, or failure to adhere to the requirements of this Code.
A.    Reporting Requirements Applicable to All Employees
1.    Code Acknowledgement
Upon employment, any amendment of the Code, and not less than annually thereafter, you will be required to acknowledge that you have received, read, and will comply with this Code. Compliance will notify you when you must provide this information.
2.    Brokerage Accounts and Duplicate Confirmations
You are required to report ALL reportable brokerage accounts in StarCompliance. Reportable brokerage accounts include both brokerage accounts maintained by you and brokerage accounts maintained by a person whose trades you must report because you are a beneficial owner. (Refer to Appendix 5 Account Reporting Instructions). Compliance will use your account information to obtain transaction activity in your account.
To aid with required recordkeeping requirements and streamline operations, employees may be required to hold all reportable brokerage accounts at a firm that provides electronic trade confirmations to StarCompliance. Through reporting your account information, you are consenting to receipt by Compliance of electronic trade confirmations.
3.    Reporting of American Century Managed Mutual Fund Accounts
a)Employee-owned ACI Personal Financial Solutions (PFS) and ACI Retirement Plans
You are not required to report ACI PFS and ACI Retirement Plan accounts held under your own Social Security number. Trading in these accounts will be monitored based on information contained on our transfer agency and retirement plan systems.
b)Beneficially-Owned ACI PFS Accounts (Portfolio and Investment Persons Only)

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You must report all ACI PFS open-end mutual fund accounts that are owned by your immediate family members and other accounts you beneficially-own.
Compliance will obtain trading activity in these accounts which will be monitored for short-term and abusive trading.
c)Certain third-party accounts invested in funds managed by ACI
You are required to report other accounts invested in funds managed by ACI such as those invested in (i) any subadvised fund (see Schedule B of this Code for a list of subadvised funds); and (ii) non-ACI retirement plan, unit investment trust, variable annuity, or similar accounts in which you own or beneficially own reportable mutual funds.
In addition, you must provide either account statements or confirmations of all trading activity in reportable third-party accounts to Compliance within 30 calendar days of the end of each calendar quarter.
Refer to Appendix 5: Account Reporting Instructions for the process to report your accounts in the StarCompliance.
B.    Additional Reporting Requirements [Portfolio, Investment, and Access Persons]
1.    Holdings Report
Within ten (10) calendar days of becoming a Portfolio, Investment, or Access Person, and annually, thereafter, you must submit a Holdings Report. You will be sent an email from StarCompliance with a link to the compliance system where you will complete your report. The information submitted must be current as of a date no more than 45 calendar days before the report is filed and include the following:
•A list of all securities, other than certain code-exempt securities6, that you own or in which you have a beneficial ownership interest. This listing must include the financial institution, account number, security identifier and description, number of shares, currency, and principal amount of each covered security. If you are using an Approved Electronic Broker (AEB) in StarCompliance, your holdings will be imported into StarCompliance for you once your accounts are connected through the Direct Feed. If your holdings do not import from your broker feed by the due date of your Initial Holdings Certification, you will be required to attach a copy of your most recent statements to StarCompliance. For securities held in accounts
6 See Appendix 3 for a listing of code-exempt securities that must be reported.

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which are not connected through an AEB in StarCompliance, you will be required to manually add your holdings prior to the reporting deadline.
•Portfolio and Investment Persons must also provide a list of all reportable mutual fund holdings owned or in which they have a beneficial ownership interest. This list must include investments held through ACI PFS in accounts that are beneficially-owned, investments in any subadvised fund, holdings in a reportable brokerage account, and holdings in non-ACI retirement plans, unit investment trusts, variable annuity, or similar accounts. ACI PFS reportable mutual fund holdings held under an employee’s taxpayer identification number are not required to be listed in StarCompliance. Compliance will obtain the information from ACI PFS.
•A summary of your relationships that may conflict with the interests of ACI, such as outside employment, relationships with competitors, suppliers, vendors, independent contractors or consultants of ACI, or relationships with directors or trustees in outside organizations other than community charitable activities, education activities, or dissimilar family business. Additional information regarding conflicts of interest can be found in the Business Code of Conduct and the Outside Business Activities Policy.
2.    Quarterly Transactions Report
Within 30 calendar days of the end of each calendar quarter, all Portfolio, Investment, and Access Persons must submit a Quarterly Transactions Report. Compliance will notify you of the dates and requirements for filing the report. A report of the transactions for which we have received your trade confirmations during the quarter will be provided for your review in StarCompliance. It is your responsibility to review the completeness and accuracy of this report, provide any necessary changes, and certify its contents when submitted.
a)The Quarterly Transactions Report must contain the following information about each personal securities transaction undertaken during the quarter other than those in certain code exempt securities:
•The financial institution’s name and account number in which the transaction was executed;
•The date of the transaction, the security identifier and description and number of shares or the principal amount of each security involved;
•The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition; and
•The transaction price, currency, and amount.

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In addition, information regarding accuracy and completeness of your reportable brokerage and other accounts should be verified at this time.
b)Portfolio and Investment Persons are also required to report transactions in reportable mutual funds held through a brokerage account. The Quarterly Transactions Report for such persons must contain the following information about each transaction during the quarter:
•The date of the transaction, the fund identifier and description and number of shares or units of each trade involved;
•The nature of the transaction, that is, purchase, sale, or any other type of acquisition or disposition;
•The transaction price, and amount; and
•The financial institution’s name and account number in which the trade was executed.
Transactions of reportable mutual funds that do not need to be reported by Portfolio and Investment Persons on the Quarterly Transaction Report include:
•Reinvested dividends;
•Transactions in ACI open-end mutual funds through the ACI retirement plan accounts;
•Transactions in ACI open-end mutual funds held through ACI PFS accounts under your Social Security number;
•Transactions in ACI open-end mutual funds in beneficially-owned ACI PFS accounts if the account has been linked to StarCompliance; and
•Transactions in reportable third-party accounts for which the account statements or confirmations are provided to Compliance within 30 days of the end of the calendar quarter in which the transactions took place.
VI.Can there be any exemptions to the restrictions?
Yes. The Chief Compliance Officer or their designee may grant limited exemptions to specific provisions of the Code on a case-by-case basis. Exemptions are requested in StarCompliance (see Appendix 6: Requesting an Exemption).

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A.    Factors Considered
In considering your request, the Chief Compliance Officer or their designee may grant your exemption request if they are satisfied of the following:
•Your request addresses an undue personal hardship imposed on you by the Code of Ethics;
•Your situation is not in conflict with the Code; and
•Your exemption, if granted, would be consistent with the achievement of the objectives of the Code of Ethics.
B.    Exemption Reporting
All exemptions must be reported to the Boards of Directors/Trustees of our Fund Clients at the next regular meeting following the initial grant of the exemption. Subsequent grants of an exemption of a type previously reported to the Boards may be affected without reporting. The Boards of Directors/Trustees may choose to delegate the task of receiving and reviewing reports to a committee comprised of Independent Directors/Trustees.
C.    Day 15 De Minimis Sell Exemption (Portfolio Persons Only)
An exemption may be requested when a Portfolio Person’s de minimis sell preclearance request has been denied. The Chief Compliance Officer or their designee will review the request and determine if the exemption is warranted. If approval is granted, Compliance will designate the date on which the sale can take place which will be the 15th day following the approval.
D.    Non-volitional Transaction Exemption
Certain non-volitional purchase and sale transactions are exempt from the preclearance and transaction reporting requirements of the Code. These transactions include stock splits, stock dividends, exchanges and conversions, mandatory tenders, pro rata distributions to all holders of a class of securities, receipt of securities as gifts, the giving of securities, inheritances, margin/ maintenance calls (where the securities to be sold are not directed by the covered person), dividend reinvestment plans, and employer sponsored payroll deduction plans.
E.     Approved Electronic Broker (AEB) Account Exemptions
All employees are generally required to hold their reportable account(s) through an Approved Electronic Broker (AEB) and link such account(s) through StarCompliance. Exemptions are generally made only upon the following special circumstances:
•employee’s former employer or spouse’s stock purchase plans;

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•international brokers;
•trust accounts;
•non-ACS employee/contractor where the contract term is less than 1 year; and
•accounts of extended family members that do not live with the employee (e.g., parent’s accounts over which the ACI employee has trading authority).
All AEB Account Exemptions requests must be submitted by email to Code of Ethics Compliance.
F.    Blind Trust/Managed Account Exemption
An exemption from the preclearance and reporting requirements of the Code may be requested for securities that are held in a blind or quasi-blind trust arrangement or a managed (discretionary) account.
For the exemption to be available:
•You or a member of your immediate family must not have authority to advise or direct securities transactions of the trust or managed account.
•You must also provide a copy of the trust document or management agreement when requesting the exemption.
•The request will only be granted once the covered person and/or the investment adviser for the trust or managed account certify that the covered person or members of their immediate family will not advise or direct transactions.
•
•These accounts must be reported in StarCompliance through an AEB where possible. ACI may require that statements or trade confirmations be received for the trust or managed account if the accounts cannot be moved to an AEB.
•
•The employee and/or adviser may be requested by Compliance to re-certify the trust arrangement.

All Blind Trust/Managed Account Exemption requests must be submitted by email to Code of Ethics Compliance.
VII.Confidential Information
All information about clients' securities transactions and portfolio holdings is confidential. You must not disclose, except as required by the duties of your employment, actual or contemplated securities

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transactions, portfolio holdings, portfolio characteristics or other nonpublic information about Clients, or the contents of any written or oral communication, study, report or opinion concerning any security. Employees should consult the Portfolio Holdings and Characteristics Disclosure and the Confidential Information Asset Security policies before disseminating information to individuals that otherwise do not have access to the information. Employees should not disseminate information about clients’ securities transactions and portfolio holdings to employees or contract personnel that are Non-Access Persons or elicit material nonpublic information from any independent directors/trustee of a managed fund who also serves as a director trustee, officer, consultant, or employee of, or has similar affiliation with, another business entity that issues publicly traded securities. This does not apply to information which has already been publicly disclosed.
VIII.Conflicts of Interest
You must receive prior written approval from ACI’s General Counsel or their designee, as appropriate, to do any of the following:
•Negotiate or enter into any agreement on a client’s behalf with any business concern doing or seeking to do business with the client if you, or a person related to you, has a substantial interest in the business concern;
•Enter into an agreement, negotiate or otherwise do business on the client’s behalf with a personal friend or a person related to you; or
•Serve on the board of directors of, or act as consultant to, any publicly traded corporation. Please note that ACI’s Business Code of Conduct, Outside Business Activities Policy and Insider Trading Policy also contain limitations on outside employment and directorships.
IX.What happens if you violate the rules in the Code of Ethics?
If you violate the requirements of the Code of Ethics, you may be subject to serious penalties. Violations of the Code and sanctions are documented by Compliance and submitted to the Code of Ethics Review Committee. The Committee consists of representatives of the investment adviser and the Compliance and Legal departments of ACI. The Committee is responsible for determining the materiality of Code violations and appropriate sanctions.
A.    Materiality of Violation
In determining the materiality of a violation, the Committee considers:
•Evidence of violation of law or exchange rules;
•Indication of fraud, neglect, or indifference to Code provisions;
•Frequency of violations;

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•Monetary value of the violation in question; and
•Level of influence of the violator.
B.    Penalty Factors
In assessing the appropriate penalties, the Committee will consider the foregoing in addition to any other factors they deem applicable, such as:
•Extent of harm to client interests;
•Whether the trade would have been approved;
•Amount of profits on trades that would not have been approved;
•Prior record of the violator;
•The degree to which there is a personal benefit from unique knowledge obtained through employment with ACI;
•The level of accurate, honest and timely cooperation from the covered person; and
•Any mitigating circumstances.
C.    The penalties which may be imposed include, but are not limited to:
1.    Non-material violation
•Warning (notice sent to manager) and/or
•Attendance at a Code of Ethics training session and/or
•Suspension of trading privileges and/or
•Unwinding transactions at your own expense and/or
•Disgorgement of profit
2.    Penalties for material or more frequent non-material violations will be based on the circumstances of the violation. These penalties could include any of the above sanctions in addition to
a)Suspension of trading privileges for one-year if, for any reason, you’ve had three non-material trading violations in a six-month period. The six-month period will not include months for which you served a suspension.

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b)Suspension or termination of employment.

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X.ACI’s Quarterly Report to Fund Directors/Trustees
ACI will prepare a quarterly report for the Board of Directors/Trustees of each Fund Client of any material violation of this Code of Ethics.
APPENDIX 1: DEFINITIONS

1.    “Automatic Investment Plan”
“Automatic investment plan” means a program in which regular periodic purchases, exchanges or redemptions are made automatically in or from investment accounts in accordance with a predetermined schedule and allocation including dividend reinvestment plans.
2. “Approved Electronic Broker”
A broker which has contracted with American Century to provide electronic transactions and holdings to StarCompliance.

3.    “Beneficial Ownership” or “Beneficially Owned”
See “Appendix 2: What is Beneficial Ownership?”
4.    “Code-Exempt Security”
A “code-exempt security” is a security in which you may invest without preclearing the transaction with ACI. The list of code-exempt securities appears in Appendix 3. Code-exempt securities may require reporting of transactions and holdings.
5.    “Event-Based Contract”
An “Event-Based Contract” is any contract, derivative, swap, option, or instrument, whether exchange-traded (e.g. Kalshi) or over-the-counter, that provides a payout based on the occurrence, non-occurrence, or outcome of a real-world event, including but not limited to political events, economic data releases, regulatory actions, litigation outcomes, corporate actions, or other factual determinations, regardless of whether such contract references a specific issuer, that is not considered a security under U.S. securities law.
6.    “Federal Securities Law”
“Federal securities law” means the Securities Act of 1933, the Securities Act of 1934, the Sarbanes-Oxley Act of 2002, the Investment Company Act of 1940, the Investment Advisers Act of 1940, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the Commission under any of these statutes, the Bank Secrecy Act as it applies to funds and investment advisers, and any rules adopted by the Commission or the Department of Treasury.

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7.    “Fund Clients”
Fund clients includes each Fund Client listed on Schedule A.
8.    "Initial Public Offering"
"Initial public offering" means an offering of securities for which a registration statement has not previously been filed with the SEC and for which there is no active public market.
9.    “Investment Adviser”
“Investment adviser” includes each investment adviser listed on Schedule A

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10.    “Member of Your Immediate Family”
A "member of your immediate family" means any of the following:
•Your spouse or domestic partner;
•Your minor children; or
•A relative who shares your home.
For the purpose of determining whether any of the foregoing relationships exist, a legally adopted child of a person is considered a child of such person.
11.    "Private Placement"
"Private placement" means an offering of securities in which the issuer relies on an exemption from the registration provisions of the Federal Securities Laws, and usually involves a limited number of sophisticated investors and a restriction on resale of the securities.
12.    “Prohibited Security”
“Prohibited Security” is a security for which trading has been prohibited for Portfolio, Investment and Access Persons.
13.    “Related Security”
A security made available by the same issuer (i.e. stocks, preferred stocks, depository receipts, bonds, rights, warrants); or an underlying asset of a derivative (futures, SWAPs, etc.).
14.     “Reportable Brokerage Accounts”
A “reportable brokerage account” includes any account in which securities are held for the direct or indirect benefit of any person subject to this Code of Ethics, including managed or discretionary accounts.
15.     “Reportable Mutual Fund”
A “reportable mutual fund” includes any mutual fund issued by a Fund Client (as listed on Schedule A) and any subadvised funds (as listed on Schedule B).
16.    "Security"
A “security” includes a large number of investment vehicles. However, for purposes of this Code of Ethics, "security" (or “securities”) includes but is not limited to any of the following:
•Note;

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•Stock, (including stock acquired in private placements and restricted stock in nonpublic companies received through an employee stock ownership program);
•Treasury stock;
•Bond;
•Debenture;
•Derivative;
•Exchange traded fund (ETFs) or similar vehicles;
•Unit Investment Trusts (UIT);
•Shares of open-end mutual funds;
•Shares of closed-end mutual funds;
•Evidence of indebtedness;
•Certificate of interest or participation in any profit-sharing agreement;
•Collateral-trust certificate;
•Preorganization certificate or subscription;
•Transferable share;
•Investment contract;
•Voting-trust certificate;
•Certificate of deposit for a security;
•Interests in private investment funds including private equity funds, venture capital funds, or hedge funds, or unregistered collective investment vehicles;
•Fractional undivided interest in oil, gas or other mineral rights;
•Any put, call, straddle, option, future, or privilege on any security or other financial instrument (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), including stock options received from an employer or through a retirement plan;

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•Any put, call, straddle, option, future, or privilege entered into on a national securities exchange relating to foreign currency;
•In general, any interest or instrument commonly known as a "security;" or
•Any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, future on or warrant or right to subscribe to or purchase, any of the foregoing.
17.    “Single Stock ETFs”
Single Stock ETFs provide economic exposure to a single underlying company or ticker rather than a diversified basket of securities. Single Stock ETF performance is driven by one stock, but that performance, however, may be achieved through multiple holdings, including derivatives, other financial leverage mechanisms, and even corresponding cash collateral.
18.    “Subadvised Fund”
A “subadvised fund” means any mutual fund or portfolio listed on Schedule B.
19.    “Supervised Person”
A “supervised person” means any partner, officer, director (or other person occupying a similar status or performing similar functions), or employee of an investment adviser, or other person who provides investment advice on behalf of an investment adviser and is subject to the supervision and control of the investment adviser.

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APPENDIX 2: WHAT IS “BENEFICIAL OWNERSHIP”?
A “beneficial owner” of a security is any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise, has or shares in the opportunity, directly or indirectly, to profit or share in any profit derived from a purchase or sale of the security.
1.    Are securities held by immediate family members or domestic partners “beneficially owned” by me?
Yes. As a general rule, you are regarded as the beneficial owner of securities held in the name of
•A member of your immediate family OR
•Any other person IF you obtain from such securities benefits substantially similar to those of ownership. For example, if you receive or benefit from some of the income from the securities held by your spouse, or domestic partner, you are the beneficial owner; OR
•You hold an option or other contractual rights to obtain title to the securities now or in the future.
2.    Must I report accounts for which I am listed as a joint owner or have power of attorney?
Yes. As a general rule, you are regarded as an owner of any accounts for which you or your immediate family member are listed as a joint owner or have power of attorney.
3.    Am I deemed to beneficially own securities in accounts owned by a relative not living in my household for whom I am listed as beneficiary upon death?
Probably not. Unless you or your immediate family member have power of attorney to transact in such accounts or are listed as a joint owner, you likely do not beneficially own the account or securities contained in the account until ownership has been passed to you.
4.    Are securities held by a company I own an interest in also “beneficially owned” by me?
Probably not. Owning the securities of a company does not mean you “beneficially own” the securities that the company itself owns. However, you will be deemed to “beneficially own” the securities owned by the company if:
•You directly or beneficially own a controlling interest in or otherwise control the company; OR
•The company is merely a medium through which you, members of your immediate family, or others in a small group invest or trade in securities and the company has no other substantial business.

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5.    Are securities held in trust “beneficially owned” by me?
Maybe. You are deemed to “beneficially own” securities held in trust if you or a member of your immediate family are:
•A trustee; or
•Have a vested interest in the income or corpus of the trust; or
•A settlor or grantor of the trust and have the power to revoke the trust without obtaining the consent of all the beneficiaries.
A blind trust exemption from the preclearance and reporting requirements of the Code may be requested if you or members or your immediate family do not have authority to advise or direct securities transactions of the trust. The accounts require reporting in StarCompliance.
6.    Are securities in pension or retirement plans “beneficially owned” by me?
Maybe. Beneficial ownership does not include indirect interest by any person in portfolio securities held by a pension or retirement plan of a company whose employees generally are the beneficiaries of the plan.
However, your participation in a pension or retirement plan is considered beneficial ownership of the portfolio securities if you can withdraw and trade the securities without withdrawing from the plan or you can direct the trading of the securities within the plan (IRAs, 401(k)s, etc.).
7.    Examples of Beneficial Ownership
a)Securities Held by Family Members or Domestic Partners
Example 1: Tom and Mary are married. Although Mary has an independent source of income from a family inheritance and segregates her funds from those of her husband, Mary contributes to the maintenance of the family home. Tom and Mary have engaged in joint estate planning and have the same financial adviser. Since Tom and Mary's resources are clearly significantly directed towards their common property, they shall be deemed to be the beneficial owners of each other's securities.
Example 2: Mike's adult son David lives in Mike's home. David is self-supporting and contributes to household expenses. Mike is a beneficial owner of David's securities.
Example 3: Joe's mother Margaret lives alone and is financially independent. Joe has power of attorney over his mother's estate, pays all her bills and manages her investment affairs. Joe borrows freely from Margaret without being required to pay back funds with interest, if at all. Joe takes out personal loans from Margaret's bank in Margaret's name, the interest from such loans being paid from Margaret's account. Joe is a beneficial owner of Margaret's estate.

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Example 4: Bob and Nancy are in a relationship. The house they share is still in Nancy’s name only. They have separate checking accounts with an informal understanding that both individuals contribute to the mortgage payments and other common expenses. Nancy is the beneficial owner of Bob’s securities.
b)Securities Held by a Company
Example 5: ABC Company is a holding company with five shareholders owning equal shares in the company. Although ABC Company has no business of its own, it has several wholly-owned subsidiaries that invest in securities. Stan is a shareholder of ABC Company. Stan has a beneficial interest in the securities owned by ABC Company's subsidiaries.
Example 6: XYZ Company is a large manufacturing company with many shareholders. Stan is a shareholder of XYZ Company. As a part of its cash management function, XYZ Company invests in securities. Neither Stan nor any members of his immediate family are employed by XYZ Company. Stan does not beneficially own the securities held by XYZ Company.
c)Securities Held in Trust
Example 7: John is trustee of a trust created for his two minor children. When both of John's children reach 21, each shall receive an equal share of the corpus of the trust. John is a beneficial owner of any securities owned by the trust.
Example 8: Jane placed securities held by her in a trust for the benefit of her church. Jane can revoke the trust during her lifetime. Jane is a beneficial owner of any securities owned by the trust.
Example 9: Jim is trustee of an irrevocable trust for his 21-year-old daughter (who does not share his home). The daughter is entitled to the income of the trust until she is 25 years old and is then entitled to the corpus. If the daughter dies before reaching 25, Jim is entitled to the corpus. Jim is a beneficial owner of any securities owned by the trust.
Example 10: Joan’s father (who does not share her home) placed securities in an irrevocable trust for Joan’s minor children. Neither Joan nor any member of her immediate family is the trustee of the trust. Joan is a beneficial owner of the securities owned by the trust. She may, however, be eligible for the blind trust exemption to the preclearance and reporting of the trust securities.

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APPENDIX 3: CODE-EXEMPT AND PROHIBITED SECURITIES
Because they do not pose a likelihood for abuse, code-exempt securities are exempt from the Code’s preclearance requirements. However, confirmations of transactions in reportable brokerage accounts are required in all cases and some code-exempt securities must also be disclosed on your Quarterly Transactions, Initial, and Annual Holdings Reports. Certain securities have been prohibited. Portfolio, Investment and Access Persons are not allowed to trade in a Prohibited Security.
1.    Code-Exempt Securities Not Subject to Disclosure on your Quarterly Transactions, Initial and Annual Holdings Reports:
•American Century Investments stock and stock options
•Open-end mutual funds that are not considered a reportable mutual fund;
•Reportable mutual funds (Access Persons only);
•Reportable mutual fund shares purchased through an automatic investment plan (including reinvested dividends);
•Money market mutual funds;
•Bank Certificates of Deposit;
•U.S. government Treasury and Government National Mortgage Association securities;
•Commercial paper;
•Bankers acceptances;
•High quality short-term debt instruments, including repurchase agreements. A “high quality short-term debt instrument” means any instrument that has a maturity at issuance of less than 366 days and that is rated in one of the two highest rating categories by a nationally recognized rating organization.
2.    Code-Exempt Securities Subject to Disclosure on your Quarterly Transactions, Initial and Annual Holdings Reports:
•Reportable mutual fund shares purchased other than through an automatic investment plan (Portfolio and Investment Persons only)
•Exchange Traded Products*, Closed-End Funds and Unit Investment Trusts
•Securities which are acquired through an employer-sponsored automatic payroll deduction plan (only the acquisition of the security is exempt, NOT the sale)

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•Securities other than open-end mutual funds purchased through dividend reinvestment programs (only the re-investment of dividends in the security is exempt, NOT the sale or other purchases)
•Futures contracts on the following:
–Futures on U.S. Treasuries.
–Large Cap Indices including, but not limited to Standard & Poor’s 500 or 100 Index, NASDAQ 100 Index, DOW 30 Industrials, FTSE All World Index, MSCI Indices (ACWI, EAFE, World), Russell 2000 and 3000, Wilshire 5000 . Futures contracts on non-Large Cap Indices and for other financial instruments are not code-exempt. Please contact Compliance to confirm that an index not listed is exempt from preclearance.
–Commodity futures contracts for agricultural products (corn, soybeans, wheat, etc.) only. Futures contracts on precious metals or energy resources are not Code-exempt.
*ACI STA ETF transactions require preclearance by the Portfolio Persons who have been granted portfolio manager or trade order access in the order-trade system (See Restrictions on Personal Investing Section H). [Portfolio Persons only]
3.Prohibited Securities (Portfolio, Investment, Access Persons)

•Options Contract (Calls, Covered Calls, Puts, Naked Calls or Puts)

•Single Stock ETFs (which may include more than one underlying holding, see the definition in Appendix 1)

•Contracts for Difference (CFDs)

We may modify this list of securities at any time. Please contact Compliance to request the most current list.

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APPENDIX 4: HOW THE PRECLEARANCE PROCESS WORKS

Preclearance (Trade)Requests are submitted in StarCompliance (https://www.StarCompliance.com/auth/login). To submit a trade request:

1.From the StarCompliance Dashboard, click on the "+" on the Trade Request tile.

2.Complete the Preclearance Trade Request Form:

a.Check the box next to each confirmation statement.
b.Enter your security identifier (ticker, cusip, ISIN, etc.) in the Security field.
c.Select the Security on the appropriate market.
d.Select the Transaction Type (Buy/Sell)
e.Select the Broker Account in which you are trading.
f.Enter the Number of Shares you plan to trade.
g.Use the default Market Price (which is the close of the previous business day) or enter the current Market Price. *
h.Enter a Memo (optional)
i.Click Submit.
j.Review the request status and details.
* StarCompliance will calculate your trade value based on the Number of Shares times the Market Price entered. This amount will be used to determine if your request is de minimis. Your actual trade should be less than or equal to the amount you preclear.

3. Once the preclearance process is complete, you will receive an email indicating if the request is approved or denied.

After you’ve entered a Preclearance Request on ComplianceAlpha, your transaction is subject to the following tests.
Step 1:    Restricted Security List
•Is the security on any Restricted Security list?
If “YES”, the system will send a message to you DENYING the personal trade request.
If “NO”, then your request is subject to Step 2.
Step 2:    De Minimis Transaction Test (per security per day)
•Is the security issuer’s market capitalization less than $1 billion and the value of the employee’s requests in the security equal to or less than $5,000 per day?
•Is the security issuer’s market capitalization between $1billion and $7.5 billion and the value of the employee’s requests in the security equal to or less than $10,000 per day?
•Is the security issuer’s market capitalization greater than $7.5 billion and the value of the employee’s requests in the security equal to or less than $25,000 per day?

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If the answer to any of these questions is “NO”, then your request is subject to Step 3.
Step 3:    Client Trades Test
•Have there been any open orders in the past two days for that security for any Client?
If “YES”, the system will send a message to you DENYING the personal trade request.
If “NO”, then your request is Approved. You will receive an email with the approval and trading window.
The preclearance request process can be changed at any time to ensure that the goals of this Code of Ethics are met.

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Preclearance Process Flowchart

Employee enters a Trade Approval Request on ComplianceAlpha
Is the security on the restricted list?
Yes
Denied
No
Is the security code exempt?
Yes
Approved
No
What is the employee s COE category?
Portfolio Person
Investment Person
Access Person
Is the trade in an ACI STA ETF for which the Portfolio Person has PM or Trade Entry authority?
Yes
No
Is this a request to sell the ACI STA ETF?
No
Yes
Has the Portfolio Person purchased this ACI STA ETF in the prior 30 calendar days?
No
Yes
Denied
If a sell request, does the Portfolio Person s assigned funds have a position in the security?
Yes
No
Is the trade within the 7-day blackout?
Yes
Denied
No
Short-Term Trading Profits Test:
A. Is the buy (sell) within 60 days of a sell (buy) of the same security?
B. Are trades profitable?
Yes
Denied
No
*
Is the request De Minimis?
Yes
Approved
No
Have there been any open orders or fund trades for this security in the past 2 business days?
Yes
Denied
No
Approved

*De Minimis
A.Is the market cap </= to $1B and the per day trade value </= to $5,000 for the security and related securities?
B.Is the market cap between $1B and $7.5B and the per day trade value </= to $10,000 for the security and related securities; or
C.Is the market cap >/= to $7.5B and the per day trade value </= to $25,000 for the security and related securities?

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APPENDIX 5: ACCOUNT REPORTING INSTRUCTIONS
Reportable brokerage accounts
All employees are required to link their reportable accounts in StarCompliance. ACI has contracted with frequently used brokers to obtain secure electronic trade confirmations and position files for your trading activity and holdings information, listed on Schedule C Approved Electronic Brokers (AEB). By linking your accounts to StarCompliance, you are consenting for Compliance to obtain electronic trade confirmations and position information for your account.

If you have a reportable brokerage or other account that is not on the AEB, please contact Code of Ethics Compliance to obtain instructions for moving the account to an AEB or obtaining an Account Exemption. An Account Exemption is not available for most brokerage accounts and is only available for special circumstances, such as a spouse’s stock purchase plan, a trust account, or international brokers. An Account Exemption must be requested emailing Code of Ethics Compliance..
Follow these steps to link your accounts to StarCompliance:
1.Log-in to StarCompliance at https://americancentury.starcompliance.com/Employee

2.    From the Employee Dashboard, click on the “+” on the Broker Accounts tile”.
a.    Enter the individual account owner’s name in the Account Title field.
b.    Enter the Account Number.
c.    Enter the Broker name in the Broker Office field and click on the name to select it. If your broker is not on the AEB, please select Unapproved Broker.
d.    Enter the Date Opened.
e.    In the Account Type field, click on the search engine and then select:
i.    NMGD if you or your family members retain discretion to make transactions in the account; or
ii.    MGD if you or your family members have hired an advisor who has been given full discretion to trade on your behalf.
f.    Enter the account owner’s name in the Account Owner field.
g.    Enter the full Account Number.
h.    Provide the Date Opened.
i.    Select the Account Type to indicate if the account is a Non-Managed account (NMGD) or Managed/Discretionary/Account (MGD).
j.    Select “Yes” if you will use this as your default trading account.
k.    Click Create.

Beneficially-owned ACI PFS Accounts (Portfolio and Investment Persons only)
You are required to report your beneficially-owned accounts in ACI open-end mutual funds held at ACI PFS in StarCompliance. Follow the above instructions and enter American Century Personal Financial Solutions in the Broker Office field.

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APPENDIX 6: REQUESTING A Day 15 Sell EXEMPTION (Portfolio Persons Only)
The Code of Ethics policy allows for limited exemptions. Exemption requests are submitted in StarCompliance using the following process:

1.    Log-in to StarCompliance at https://americancentury.starcompliance.com/Employee.

2.    From the Employee Dashboard, click on the “+” on the Employee Forms tile and select “Day 15 De Minimis Sell Exemption.

3.    Complete the required fields on the request form and submit the form.

4.    Compliance will review your request. If your request is approved, Compliance will assign a one-day trading window which will be 15 days from the date the exemption was approved. You will be notified by email of the approval or denial.

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SCHEDULE A: BOARD APPROVAL DATES
This Code of Ethics was most recently approved by the Board of Directors/Trustees of the following Companies as of the dates indicated:

Investment Adviser	Most Recent Approval Date
American Century Investment Management, Inc.	January 1, 2018

Principal Underwriter	Most Recent Approval Date
American Century Investment Services, Inc.	January 1, 2018

Fund Clients	Most Recent Approval Date
American Century Asset Allocation Portfolios, Inc.	December 1, 2017
American Century California Tax-Free and Municipal Funds	December 14, 2017
American Century Capital Portfolios, Inc.	December 1, 2017
American Century ETF Trust	December 20, 2017
American Century Government Income Trust	December 14, 2017
American Century Growth Funds, Inc.	December 1, 2017
American Century International Bond Funds	December 14, 2017
American Century Investment Trust	December 14, 2017
American Century Municipal Trust	December 14, 2017
American Century Mutual Funds, Inc.	December 1, 2017
American Century Quantitative Equity Funds, Inc.	December 14, 2017
American Century Strategic Asset Allocations, Inc.	December 1, 2017
American Century World Mutual Funds, Inc.	December 1, 2017

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SCHEDULE B: SUBADVISED FUNDS
(Last updated August 31, 2026)
The following funds are subject to the Code of Ethics, as well as any other funds for which American Century Investment Management, Inc. serves as an investment adviser. This list of affiliated funds will be updated on a regular basis.
[Fund List Redacted]

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SCHEDULE C: BROKERS
(Last updated August 31, 2026)
Compliance has contracted with Approved Electronic Brokers to obtain a secure electronic transfer of transactions and holdings information for the brokers listed on the Approved Electronic Broker list.

Employees must use an Approved Electronic Broker unless they have received approval for an Account Exemption. Please email Code of Ethics Compliance if you believe your situation warrants an Account Exemption. You are prohibited from opening a brokerage account with a broker that is not on the Approved Electronic Broker list.
APPROVED ELECTRONIC BROKERS
The following brokers have entered into an agreement with ACI to provide trade confirmations electronically.

Alliance Bernstein
American Century Brokerage (through Pershing)
American Century Private Client Group (through Pershing)
Ameriprise Financial
Betterment
Cetera (through Pershing)
CFD Investments (through National Financial Services)
Charles Schwab - Investments
Chase – Investments
Citibank - Investments (CitiGroup Private Wealth)
Commonwealth Financial Network (through National Financial Services)
DriveWealth (Health Savings Account through WealthCare Savers)
Edward Jones
E*TRADE at Morgan Stanley
Fidelity Investments
Fidelity International (UK)
First Republic
Goldman Sachs Wealth Management
GW & Wade Asset Management (through National Financial Services)
Interactive Brokers
Janney Montgomery
JP Morgan Private Client
JP Morgan Securities
LPL Financial
MML Investors (aka Mass Mutual through National Financial Services)
Merrill Lynch – MyMerrill Investments

Policy updated: August 31, 2026
COMPANY CONFIDENTIAL - ©2026 American Century Proprietary Holdings, Inc

Code of Ethics

Morgan Stanley - ClientServ
Northern Trust Securities
Northwestern Mutual
Oppenheimer & Co.
Raymond James
Robinhood
Rockefeller Capital Management (through National Financial Services)
RBC Wealth Management (Royal Bank of Canada)
RBC Dominion Securities (Wealth Management) - Canada
R.W. Baird
Sanctuary Securities (aka as Quorum through National Financial Services)
SEI Investments
Stifel Nicholas
Thrivent (through National Financial Services)
Truist (through National Financial Services)
UBS
Vanguard Investments
Wealthfront
Wells Fargo Advisors
Zerodha
&Partners (through National Financial Services)

Policy updated: August 31, 2026
COMPANY CONFIDENTIAL - ©2026 American Century Proprietary Holdings, Inc